Exhibit 99.2

Certification

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Perry Ellis International, Inc., a Florida corporation (the “Company”), hereby certifies that the Company’s Annual Report on Form 10-K for the year ended January 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 13, 2003	/S/ TIMOTHY B. PAGE
	Name: Title:	Timothy B. Page Chief Financial Officer (Chief Financial Officer)